          As filed with the Securities and Exchange Commission on June 13, 2000.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FRESH AMERICA CORP.
             (Exact name of registrant as specified in its charter)

                           TEXAS                                                    76-0281274
--------------------------------------------------------------         ------------------------------------
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                           6600 LBJ FREEWAY, SUITE 180
                               DALLAS, TEXAS 75240
                                 (972) 774-0575

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ---------------

    David I. Sheinfeld                          COPIES TO:
    Chairman of the Board and President         Alan J. Bogdanow
    6600 LBJ Freeway, Suite 180                 Hughes & Luce, L.L.P.
    Dallas, Texas 75240                         1717 Main Street, Suite 2800
    (972) 774-0575                              Dallas, Texas 75201
                                                (214) 939-5500

           (Name, address, and telephone number, including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                 AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF SHARES               TO BE             AGGREGATE PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED         REGISTERED (1)          PER SHARE (2)        OFFERING PRICE (2)             FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,
     $.01 par value              576,134                 $1.938               $1,116,548                 $295
========================= ====================== ======================= ====================== ======================

(1) Includes (i) up to 155,483 shares of Fresh America Corp. Common Stock to be issued upon exercise of Series A warrants, (ii) up to 420,651 shares of Fresh America Corp. Common Stock issuable upon exercise of Series B warrants and (iii) an indeterminate number of additional shares of Fresh America Corp. Common Stock as may from time to time become issuable upon exercise of the warrants by reason of stock splits, stock dividends and similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the high and low price per share of Fresh America Corp. Common Stock on June 8, 2000, as reported by the Nasdaq Stock Market's National Market.

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 576,134 SHARES
                               FRESH AMERICA CORP.
                                  COMMON STOCK

                      ------------------------------------

         We have issued 155,483 Series A warrants to purchase 155,483 shares of our common stock and 420,651 Series B warrants to purchase 420,651 shares of our common stock. These warrants were issued pursuant to the terms of an Amended and Restated Warrant Agreement, dated as of April 15, 2000, between us and the shareholders listed below under the caption "Selling Shareholders." These Selling Shareholders can use this prospectus to sell to other purchasers some or all of the shares of our common stock they will receive by exercising their warrants.

         The offering of shares of our common stock under this prospectus is being made by the Selling Shareholders only. It is not part of an original issuance by us of shares of our common stock. Accordingly, all of the net proceeds from the sale of shares of our common stock offered under this prospectus will go to the Selling Shareholders who offer and decide to sell their shares.

         We will not receive any of the proceeds from the Selling Shareholders' sale of their shares. However, we may receive cash consideration in connection with the exercise of the warrants held by the Selling Shareholders. We are paying for the costs of registering the shares covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

         The Selling Shareholders may offer their shares of our common stock in transactions on the Nasdaq Stock Market's National Market (the "Nasdaq"), in negotiated transactions, through a combination of these methods or in any other legal way. The Selling Shareholders may offer their shares of our common stock at prevailing market prices, at prices related to market prices, at fixed prices that may change or at privately negotiated prices.
See below under the caption "Plan of Distribution."

         Our common stock is quoted on the Nasdaq and trades under the symbol "FRES." On June 8, 2000, the closing price of one share of our common stock, as reported on the Nasdaq, was $1.938.

                      ------------------------------------

         THIS INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5.

                      ------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         The shares of common stock being offered under this prospectus are not being offered in any jurisdiction where the offer is not permitted.

         The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock offered under this prospectus.

                     This prospectus is dated June 12, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy the various reports, proxy statements, information statements, and other information that we file with the Commission pursuant to the requirements of the Exchange Act at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site that contains our various Commission filings and other information about the Company. The Commission's Web site address is http://www.sec.gov.

         We are a publicly held corporation, and our common stock is traded on the Nasdaq under the symbol "FRES." You may review copies of our various reports, proxy statements, information statements and other information at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

         We intend to furnish our shareholders with annual reports containing audited consolidated financial statements and other periodic reports as we may determine or as may be required by law.

         This prospectus constitutes a part of a registration statement on Form S-3 (together with all exhibits to such registration statement, the "Registration Statement") that we have filed with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"). This prospectus does not contain all information included in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the Registration Statement which can be inspected on the Commission's Web site or at the public reference rooms at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" certain information and reports that we file with it. Accordingly, this prospectus incorporates by reference the following documents previously filed by us with the Commission pursuant to the Securities Act and the Exchange Act, and these documents shall be deemed a part of this prospectus:

         (i) our Annual Report on Form 10-K, which contains audited consolidated financial statements as of December 31, 1999 and January 1, 1999 and for each of the fiscal years in the three year period ended December 31, 1999 (File No. 000-24124);

         (ii) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (File No. 000-24142); and

         (iii) a description of the common stock contained in our registration statement on Form 8-A, dated May 12, 1994 (File No. 000-24124), including amendments or reports filed for the purpose of updating such description.

         All of the documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering relating to this prospectus will be deemed to be incorporated by reference in this prospectus and to constitute a part of this prospectus from the date that such documents are filed with the Commission. For purposes of this prospectus, any statement that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified, replaced, or superseded by a statement contained in this prospectus or contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus. Such modified or superseded statement will be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request, at no cost, copies of any or all of the documents incorporated by reference in this prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates) by writing or telephoning us at:

                               Fresh America Corp.
                                6600 LBJ Freeway
                                    Suite 180
                               Dallas, Texas 75240
                          Attn: Chief Financial Officer
                            Telephone: (972) 774-0575


                                   THE COMPANY

         We are a major North American fresh produce distribution company. The Company's services include regional/centralized purchasing, warehousing, distribution, logistics, systems and customer support. We serve over 4,000 customers and operate in 42 states and Canada through 16 distribution and processing facilities located in Arizona, California, Florida, Georgia, Illinois, Indiana, Pennsylvania, Texas and Ontario, Canada.

         We are a Texas corporation. Our principal offices are located at 6600 LBJ Freeway, Suite 180, Dallas, Texas 75240 (telephone number 972/774-0575).

                                  RISK FACTORS

         You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones that we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth and incorporated by reference in this prospectus.

         This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements. These statements refer to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus, or in any other SEC filings or public statements we may make. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR LEVERAGE IS SUBSTANTIAL, MAKING IT MORE DIFFICULT TO RESPOND TO CHANGING BUSINESS CONDITIONS.

     As of March 31, 2000, we had $51.2 million of debt, consisting primarily of our senior credit facility, subordinated debt and Canadian revolving credit facility. On May 1, 2000, we issued $5.0 million of redeemable preferred stock. Our financial advisor is also seeking to raise additional capital in the form of preferred stock or subordinated debt. The degree to which we are leveraged:

         o could materially limit or impair our ability to obtain additional financing or refinancing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

         o will require us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness and dividends on our preferred stock, which reduces the availability of cash flow to fund working capital, capital expenditures and growth opportunities; and

         o will increase our vulnerability to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS AND PREFERRED STOCK; OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make scheduled payments with respect to indebtedness and preferred stock will depend upon, among other things:

         o our ability to achieve significant and sustained growth in cash flow;

         o   successful operation of our business;

         o   produce commodity pricing;

         o our ability to expand or generate new customer relationships to offset the loss of our Sam's business in November 2000; and

         o   our ability to complete additional financings.

         Each of these factors is affected by economic, financial, competitive and other factors, many of which are beyond our control. If we are unable to generate sufficient cash flow to service our indebtedness or preferred stock, we may have to reduce or divest certain operations, restructure or refinance our indebtedness or preferred stock or seek additional equity capital.

POTENTIAL ADVERSE EFFECT OF EXPANDING OUR BUSINESS.

         Our management has stated its intention to expand and diversify our customer base, geographic coverage, market penetration and service offerings through leveraging the infrastructure of our existing businesses. These opportunities will be subject to all of the risks inherent in the establishment of a new product or service offering, including intense competition, lack of sufficient customer demand or change in customer tastes, inadequate assured sources of quality product supply and unforeseen complications, delays and cost increases. Some of our prior acquisitions were not successfully integrated into our business and there can be no assurance that we will succeed in integrating such new business into our existing infrastructure.

LOSS OF SAM'S CLUB AS A CUSTOMER WILL ADVERSELY AFFECT OUR BUSINESS.

         Sam's Club, a division of Wal-Mart Stores, Inc. ("Sam's" or "Clubs"), is our primary customer and accounted for approximately 31%, 37% and 55% of our sales for fiscal 1999, 1998 and 1997, respectively. Our relationship with Sam's is governed by the terms and conditions of a five-year agreement (the "Agreement") that became effective December 1, 1995 and expires on November 30, 2000. Under the terms of the Agreement, Sam's has withdrawn 40 clubs per year from service since 1997 as Wal-Mart or Sam's Club distribution centers opened to provide direct service to Wal-Mart Supercenters and/or Sam's Clubs. Currently, we provide service to 238 Clubs. Our expansion strategy was designed in part to reduce our dependence on Sam's over the five-year term of the Agreement through strategic acquisitions as well as the expansion of program sales and distribution and value-added products.

         The loss of Sam's business after the agreement expires will adversely affect our revenues and related profitability beyond November 30, 2000. Sam's currently contributes approximately one-third of our revenue base. While the loss of Sam's business will mean the elimination of substantial related operating expenses, our operating income may be reduced to a greater extent than our revenues because we may not be able to eliminate all of our Sam's related expenses and because the Sam's business has been one of our higher operating margin programs.

THE TERMS OF OUR SENIOR SECURED REVOLVING CREDIT FACILITY AND SUBORDINATED DEBT IMPOSE RESTRICTIONS ON OUR OPERATIONS.

         The terms and conditions of our senior secured revolving credit facility impose restrictions that affect, among other things, our ability to incur debt, make capital expenditures, merge, sell assets, make distributions, or create or incur liens. Availability of our credit facility is also subject to scheduled principal reductions and is further limited to predetermined amounts in excess of a computed borrowing base. Our ability to comply with these requirements can be affected by events beyond our control and there can be no assurance that we will achieve operating results that comply with the provisions of the credit agreement. A breach of these covenants could result in a default under our credit facility. In the event of a default, the bank could elect to declare the outstanding principal amount or our credit facility, all interest thereon and all other amounts payable under our credit facility to be immediately due and payable. Our subordinated debt also contains various restrictions, which if not complied with could result in a default and possible acceleration of such debt. Acceleration of such debt would also cause the Preferred Stock to become immediately redeemable.

         Our ability to satisfy our debt obligations will depend upon our future operating performance, which will be affected by prevailing economic, financial and business conditions and other factors, some of which are beyond our control.

WE MAY NOT BE ABLE TO RAISE NEEDED FUNDS.

         During the last six months of 1999 to enhance cash flow, we reduced overhead levels, closed or sold underperforming operations and redirected resources away from a capital-intensive acquisition strategy to a strategy that further enhances and better leverages our existing infrastructure. During 2000, we intend to sell our Houston distribution center previously dedicated to our Sam's business and we expect to also receive a substantial tax refund for Federal income taxes paid in 1997 and 1998. In April 2000, our Subordinated Lender purchased $5.0 million of Preferred Stock and extended the payment terms of their debt. These actions, coupled with our operating cash flow, will be used to make mandatory reductions to our revolving credit facility during 2000.

         We also intend to further strengthen our balance sheet by issuing additional preferred equity and refinancing our senior debt. There can be no assurance that we will be able to generate sufficient cash flow or raise additional debt or equity capital on satisfactory terms in order to refinance our senior credit facility and expand our business. Changes in interest rates, market liquidity, stock prices and general market conditions may all affect our ability to raise funds.

POTENTIAL ADVERSE EFFECTS OF PRICE AND QUALITY FLUCTUATIONS.

         Prices of high quality fresh produce are extremely volatile based on available supply, which can be significantly affected by factors such as weather, disease and level of agricultural production. Both our sales and profitability could be negatively affected during periods of exceptionally high, low or volatile prices or when we cannot obtain sufficient high quality produce. During periods of lower produce prices, our operating income is adversely affected because we have less gross margin to cover operating expenses.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS.

         We operate in highly competitive markets, and our success will be largely dependent on our ability to provide quality products at the lowest possible prices. We compete with food service companies, produce distribution companies and wholesale food distribution companies, some of which have substantially greater financial resources. There can be no assurance that we will be able to compete successfully with current or future competitors.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Our future success will depend to a significant extent on the efforts and abilities of our senior management. The loss of the services of one or more of our senior managers could have a material adverse effect on us.

WE HAVE A SEASONAL BUSINESS.

         Our business is seasonal, with our highest sales and net income historically occurring during our fourth fiscal quarter. Any adverse development affecting our operations during this period, such as the unavailability of high quality produce or harsh weather conditions, could have a disproportionate impact on our results of operations for the full year.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus and information incorporated by reference in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.


                              SELLING SHAREHOLDERS

         On May 4, 1998, we sold $20,000,000 of our 12% Senior Subordinated Notes due May 1, 2003 to John Hancock Life Insurance Company and certain of its affiliates, together with the 155,483 Series A warrants, for $20,000,000. On April 28, 2000, we sold 50,000 shares of the Series C redeemable cumulative preferred stock to John Hancock Life Insurance Company and certain of its affiliates, together with the 420,651 Series B warrants, for $5,000,000. The shares of common stock to be sold pursuant to the offering under this prospectus are the shares of common stock, if any, that we may issue to the Selling Shareholders in connection with the Amended and Restated Warrant Agreement, between the Company and the Selling Shareholders, dated as of April 15, 2000 upon their exercise of the Series A warrants or Series B warrants. In connection with the Amended and Restated Warrant Agreement, we agreed to register the shares of our common stock that would be received by the Selling Shareholders upon exercise of their warrants so that they may resell their common stock if they so desire. See "Description of Securities."

         The table below sets forth information with respect to the Selling Shareholders' ownership of our common stock immediately prior to this offering and as adjusted to reflect the sale of shares of common stock pursuant to this offering. All information with respect to the Selling Shareholders' ownership in our common stock has been furnished by the Selling Shareholders.



                                                             Ownership                           Ownership
                                                         Prior to Offering                    After Offering
                                              ----------------------------------------   -------------------------
                                              Number of     Percent of     Shares to     Number of     Percent of
Name of Selling Shareholders                    Shares       Class (1)     be Sold (2)   Shares (2)      Class (2)
----------------------------                  ----------   ------------    -----------   ----------    -----------
John Hancock Life Insurance Company             503,611 (3)     8.8%         503,611            0          0%
John Hancock Variable Life Insurance             48,562 (4)     1.0%          48,562            0          0%
Company
Signature (1A) Cayman, Ltd.                      15,548 (5)     *             15,548            0          0%
Investors Partner Life Insurance Company          8,413 (6)     *              8,413            0          0%

---------------
*Less than 1%

(1) Percentages are based on the total number of shares outstanding at June 8, 2000, plus the total number of outstanding securities held by such person that are exchangeable into the Company's common stock within 60 days of such date. Shares issuable upon the conversion of securities exchangeable into the Company's common stock, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Assumes all the shares of common stock that may be offered are sold. The Selling Shareholders may sell all, some or none of the shares they hold.

(3) Includes 116,612 shares of common stock issuable upon exercise of Series A warrants and 386,999 shares of common stock issuable upon exercise of Series B warrants.

(4) Includes 23,323 shares of common stock issuable upon exercise of Series A warrants and 25,239 shares of common stock issuable upon exercise of Series B warrants.

(5) Includes 15,548 shares of common stock issuable upon exercise of Series A warrants.

(6) Includes 8,413 shares of common stock issuable upon exercise of Series B warrants.

         In addition to the warrants exercisable into the shares of our common stock which the Selling Shareholders may sell under this prospectus, John Hancock Life Insurance Company and its affiliates own other of our securities as follows:

                                                                                                 Share of Series C
                                                                 Principal amount of Senior    Redeemable Cumulative
                                                                     Subordinated Notes           Preferred Stock
John Hancock Life Insurance Company                                      $13,000,000                   46,000
John Hancock Life Insurance Company (on behalf of a separate               2,000,000
account)
John Hancock Variable Life Insurance Company                               3,000,000                    3,000
Signature 1A (Cayman), Ltd.                                                2,000,000                       --
Investors Partner Life Insurance Company                                          --                    1,000
                                                                         -----------                  -------
TOTAL                                                                    $20,000,000                   50,000


                                 USE OF PROCEEDS

         We may receive cash consideration in connection with the exercise of the warrants held by the Selling Shareholders. Alternatively, the Selling Shareholders may pay the exercise price by surrendering either a principal amount of subordinated notes equal to the exercise price or a number of shares of the Series C redeemable cumulative preferred stock, or through the cashless exercise feature described below under "DESCRIPTION OF SECURITIES". In any of those cases, we will receive no cash proceeds upon exercise of warrants. We will not receive any proceeds from the sale by the Selling Shareholders of any of the shares offered with this prospectus. We intend to use any cash proceeds that we may receive in connection with these exercises for general corporate purposes, including working capital. We will pay all of the costs of this offering other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.


                         DETERMINATION OF OFFERING PRICE

         Because this prospectus relates only to the resale of previously issued shares of common stock, we did not determine an offering price. The Selling Shareholders will individually determine the offering price of the common stock. The price at which the common stock is sold may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, at fixed prices that may be changed, or at negotiated prices.


                              PLAN OF DISTRIBUTION

         The shares of our common stock being offered by this prospectus may be sold from time to time by the Selling Shareholders and by their pledgees, donees, transferees, successors or others who may later hold their interests (the "Sellers"). The Sellers may sell their shares, directly or through one or more dealers, brokers or agents, on the Nasdaq National Market or otherwise. The Sellers may sell some or all of their shares of our common stock through any of the following transactions or any other lawful transaction:

   o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

   o a block trade in which a broker or dealer will try to sell the shares as agent, but may buy and resell a portion of the block as principal in order to facilitate the transaction;

   o purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

   o purchases by a broker or dealer of a fixed number of shares at a stipulated price per share;

   o exchange distributions in accordance with the rules of the exchange on which it takes place; or o privately negotiated transactions.

The Sellers may pledge their shares to a lender as collateral for a loan, and may pledge or loan their shares to a broker or dealer, under the margin provisions of a customer agreement or otherwise. If the Seller defaults on the loan, the lender, broker or dealer to whom the shares were pledged or loaned may, from time to time, offer or sell the shares under this prospectus or otherwise. In addition, the Sellers may engage in hedging and other transactions involving their shares, such as short sales, option transactions (involving standardized options or in privately negotiated transactions) and other hedging and derivative transactions. The Sellers may then deliver some or all of their shares upon settlement of these transactions.

     The prices in these sale, loan or hedging transactions may be prevailing market prices, prices relating to market prices, at fixed prices that may be changed and at negotiated prices. Brokers and dealers who sell the shares of our common stock for the Sellers, whether acting as principal or agent, may receive compensation in the form of discounts, concessions or commissions from the Sellers or the purchasers of their shares, or both. That compensation may or may not exceed customary compensation. The Sellers and any brokers or dealers who act in connection with the sale of the Sellers' shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts, concessions or commissions they receive or profit they realize from the resale of our shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed with the Selling Shareholders to indemnify the Sellers and such brokers and dealers against certain liabilities.

Under certain circumstances, the Sellers may agree to indemnify such brokers or dealers against certain liabilities. These liabilities may include liabilities under the Securities Act.

     The Sellers may use this prospectus from time to time to sell their common stock. In addition to selling their common shares under this Prospectus, the Sellers may, to the extent permitted by Rule 144 under the Securities Act, sell their shares pursuant to such Rule 144. To the extent that it is legal to do so, the Sellers may also transfer their common shares in other ways not involving market makers or established trading markets.

     To the extent required by law, we will prepare, provide with this Prospectus and file with the Securities and Exchange Commission a prospectus supplement disclosing any additional material facts or circumstances concerning the plan of distribution or otherwise.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.



                            DESCRIPTION OF SECURITIES

COMMON STOCK

         For a description of our common stock, see our Registration Statement on Form 8-A filed with the SEC on May 14, 1994 and incorporated by reference into this prospectus.

SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

         Pursuant to the Securities Purchase Agreement between us and John Hancock Life Insurance Company and certain of its affiliates, dated as of April 15, 2000, we issued 50,000 shares of Series C Cumulative Redeemable Preferred Stock, $1.00 par value per share.

         Preferred Dividends. The holders of our preferred stock are entitled to receive cumulative dividend payments of $6.00 per share, payable semi-annually. We may not pay dividends on or redeem any of our common stock unless we are current in the payment of the dividends on the preferred stock. Unless redeemed at an earlier date, our preferred stock is required to be redeemed on April 30, 2007.

         Redemption. We must redeem all the preferred stock upon the occurrence of any of certain insolvency events, such as the appointment of a receiver or trustee for us or the filing of a bankruptcy petition. We must redeem the preferred stock upon the request of the holders of a majority of the shares of the preferred stock if:

           o we fail to pay accumulated dividends to the holders of the preferred stock for two dividend periods,

           o any representation made to the initial purchasers of the preferred stock was untrue or misleading in any material way when made,

           o we fail to make any required payment of more than $2,000,000 in respect of the Subordinated Notes or any court judgment, or

           o any person other than one of our current directors or successors nominated or approved by a majority vote of the incumbent board of directors shall become one of our directors.

In addition, we may redeem shares of the preferred stock at any time at our option.

         Upon redemption of any shares of the preferred stock, we must pay the holders of the redeemed shares a redemption price equal to the greater of (i) $100 per share plus all accrued any unpaid dividends, or (ii) the amount that would be necessary to yield the holder an internal rate of return of 18% per annum in respect of the redeemed shares and that holder's ratable proportion of the Series B warrants.

         Voting Rights. The holders of our preferred stock will have certain voting rights, including the right to vote separately as a single class in the election of two additional directors on our Board of Directors in the event (i) we fail to pay accumulated dividends to the holders of preferred stock for two dividend periods, or (ii) we fail to properly redeem shares of preferred stock when such redemption obligation is triggered.

         Ranking. The preferred stock will rank senior to our common stock for purposes of distributing our assets in the event we must liquidate, dissolve or wind up our business.

SERIES A WARRANTS AND SERIES B WARRANTS

         Pursuant to the Amended and Restated Warrant Agreement, dated as of April 15, 2000, we issued the Series A Warrants and the Series B Warrants to the Selling Shareholders. The Series A Warrants replaced warrants issued to the Selling Shareholders under a warrant agreement dated May 4, 1998. The Series A Warrants and the Series B Warrants (the "Warrants") have the same material terms.

         Exercise of Warrants. The Warrants may be exercised at any time after issuance. The Warrants expire on August 31, 2007.

         Exercise and Anti-Dilution. Each Warrant allows the holder to purchase one share of our common stock for $3.25 per share. The number of shares of our common stock that may be purchased upon exercise of each warrant and the purchase price are subject to customary anti-dilution adjustments upon such events as the subdivision or combination of the common stock, the distribution of our assets to holders of common stock, certain issuance of stock or options for less than fair market value, certain redemption of common stock for greater than fair market value and other similar events.

         Cashless Exercise Option. The Warrant holders are entitled to pay the exercise price in cash or to choose among one of two "cashless exercise" options. The first cashless exercise option permits the holders to apply to the exercise price either a like principal amount of our senior subordinated notes or a number of shares of our Series C cumulative preferred stock having a redemption price equal to the exercise price. The second cashless exercise option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares to which the Warrant holder is entitled, the last reported sale price of the common stock and the applicable exercise price of the Warrants.

         Covenants. We made certain customary covenants with respect to the Warrants, including, among others:

         o we will have 100% of the underlying shares of common stock authorized and reserved for issuance during the term of the Warrants;

         o the Warrants, and any common stock to be issued upon exercise of the Warrants, are and will be duly authorized and validly issued; and

         o we will pay any transfer taxes that may be payable in respect of the initial issuance or delivery of the Warrants or the underlying common stock.

         Registration Rights. We are obligated to provide the Selling Shareholders with certain registration rights, including the filing of this Form S-3 and certain piggyback registration rights.

         Amendment. Most provisions of the Warrants may be amended only after we have obtained the written consent of 51% of the holders of the Warrant then outstanding. However, changes to the amendment procedures or any defined term require the written consent of all holders of Warrants then outstanding, and we may not increase the exercise price of the Warrants, decrease the term of the Warrants or decrease the amount of common stock issuable upon exercise of any Warrant without the written consent of the holder of such Warrant.


                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.


                                     EXPERTS

         The consolidated financial statements of Fresh America Corp. and its subsidiaries as of December 31, 1999 and January 1, 1999, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. FRESH AMERICA CORP. HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH ANY DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.



                                TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Where You Can Find More Information.............      2
Documents Incorporated by Reference.............      3
The Company.....................................      4
Risk Factors....................................      5
Selling Shareholders............................      9
Use of Proceeds.................................      10
Determination of Offering Price.................      11
Plan of Distribution............................      11
Description of Securities.......................      12
Legal Matters...................................      14
Experts.........................................      15


                              FRESH AMERICA CORP.



                                 576,134 SHARES

                                  COMMON STOCK



                                   PROSPECTUS



                                  JUNE 12, 2000

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us.

                  Registration fee                            $     295
                  Accounting fees and expenses                    3,000
                  Legal fees and expenses                         7,500
                  Miscellaneous expenses                            426
                                                              ---------

                           Total:                             $  11,221

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act ("TBCA"), our Bylaws provide that we will indemnify our directors and officers against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, our Restated Articles of Incorporation eliminate the liability of our directors to the maximum extent permitted by the TBCA.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Texas law, our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act.

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) and 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 12, 2000.

                              FRESH AMERICA CORP.



                              By:   /s/ John H. Gray
                                  -------------------------------------------
                                  John H. Gray,
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Fresh America Corp., hereby severally constitute and appoint Colon Washburn, David I. Sheinfeld and John H. Gray and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement and Registration Statements related to the same offering, and generally to do all things in our name and behalf in the capacities indicated below to enable Fresh America Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                     Title                                         Date
              ---------                                     -----                                         ----
     /s/ Colon Washburn                            Chief Executive Officer                            June 12, 2000
     -------------------------------                    and Director
           Colon Washburn                       (Principal Executive Officer)

     /s/ John H. Gray                           Executive Vice President and                          June 12, 2000
     -------------------------------               Chief Financial Officer
            John H. Gray                (Principal Financial and Accounting Officer)

     /s/ Thomas M. Hubbard                                Director                                    June 12, 2000
     ------------------------------
          Thomas M. Hubbard

     /s/ Sheldon I. Stein                                 Director                                    June 12, 2000
     ------------------------------
          Sheldon I. Stein

     /s/ Lawrence V. Jackson                              Director                                    June 12, 2000
     ------------------------------
         Lawrence V. Jackson

     /s/ David I. Sheinfeld                  Chairman of the Board and President                      June 12, 2000
     -------------------------------
         David I. Sheinfeld

                                INDEX TO EXHIBITS


   Exhibit
   Number                              Description of Exhibits
   -------                             -----------------------
      4.1         Form of Series A Warrant Certificate (filed as part of Exhibit
                  10.2 to the Company's Quarterly Report on Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference)
      4.2         Form of Series B Warrant Certificate (filed as part of Exhibit
                  10.2 to the Company's Quarterly Report on Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference)
     *5.1         Opinion of Hughes & Luce, L.L.P.
     10.1         Amended and Restated Warrant Agreement with Respect To Warrant
                  Agreement Dated as of May 4, 1998, dated as of April 15, 2000
                  (filed as Exhibit 10.2 to the Company's Quarterly Report on
                  Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference).
     10.2         Securities Purchase Agreement, dated as of April 15, 2000
                  (filed as Exhibit 10.4 to the Company's Quarterly Report on
                  Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference).
     10.3         Omnibus Subordinated Guarantee (Including Amendment and
                  Restatement of Certain Existing guarantees) dated as of April
                  15, 2000 between Fresh America Corp. and John Hancock Mutual
                  Life Insurance Company (filed as Exhibit 10.3 to the Company's
                  Quarterly Report on Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference).
     10.4         Amended and Restated Note Agreement dated as of April 15, 2000 with respect to note agreement dated as of May 4, 1998 between
                  Fresh America Corp. and John Hancock Mutual Life Insurance
                  Company (filed as Exhibit 10.1 to the Company's Quarterly
                  Report on Form 10-Q, dated as of May 15, 2000 and incorporated herein by reference).
    *23.1         Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
    *23.2         Consent of KPMG LLP
    *24.1         Power of Attorney (included in Part II of this Registration
                  Statement)


---------------
*    Filed Herewith.